Contract of Employment

                          Dated as of September 1, 1999

                                     between


1.       Terex Corporation
         500 Post Road East, Suite 320
         Westport, Connecticut 06880

                    - hereinafter also called "the Company" -

2.       Filip Filipov

                     - hereinafter called "the Executive" -


                                    Contents

Sec. 1            Appointment and Duties
Sec. 2            Powers of Representation of the Company
Sec. 3            Confidentiality
Sec. 4            Remuneration, Car, Expenses
Sec. 5            Holidays
Sec. 6            Continuation of Salary in Case of Illness, Death or Disability
Sec. 7            Health Insurance
Sec. 8            Pension
Sec. 9            Consulting Arrangement
Sec. 10           Terms of Retainer
Sec. 11           Termination or Modification of the Contract
Sec. 12           Concluding Provisions

Sec. 1     Appointment and Duties

          1. Effective September 1, 1999, the Executive will continue his employment with the Company under this contract.

               In this function it is his responsibility to run the Company's lifting business with the due care of a diligent businessman. Also, the Executive may be requested to take on additional special assignments for the Company, which responsibilities will be agreed upon separately.

          2. The Executive shall devote his entire working energy to the Company. He shall not undertake any incidental employment or work of any kind which could affect his performance for the Company.


          3. For five years until August 31, 2004, the Executive shall not, whether as an independent business man or otherwise, whether for his own or third party's account, whether directly or indirectly, undertake any commercial activity in sectors or territories which wholly or partially overlap with the business of the Company other than the purchase of up to 5% of securities normally dealt on the stock exchange of a competitive business.

Sec. 2     Representation of the Company

          1. The Executive is granted shared power to represent the Company in areas he is directly responsible for together with the Chairman/CEO of the Company. This power of representation can be modified by resolution of the Chairman/CEO and Board of Directors.

          2. The Executive shall not undertake any of the following legal or business actions without prior permission of his superiors:

               (a)  open or close branch offices,

               (b) purchase or sell a company (or business) or shareholdings in same, or exercise voting rights from a shareholding in matters falling outside the normal course of that company.

               (c)  agrees  to  follow  Company  policy  on   modification   and
                    termination of contracts and annual remuneration of anyone earning $125,000 and above,

               (d) perform any legal or business act falling outside the Company's normal scope of business.

Sec. 3     Confidentiality

The Executive will preserve unconditional secrecy regarding all confidential business matters and events, in particular regarding business and bank relationships, balance-sheets, sales, cost/price breakdown, important correspondence, lists of customers, prices and business methods. This duty of secrecy continues after termination of the contract of employment.

Sec. 4     Remuneration, Car, Expenses

          1.   Remuneration:

               (a) The Executive shall receive an annual salary of $360,000 (before deductions), payable bi-weekly. This salary shall be reviewed annually and adjusted with Board of Directors' approval.

               (b) The Executive will continue to be entitled to receive stock option grants and restricted stock awards as other employees of the Company.

               (c)  Participation   in  a  bonus   scheme   with  a  target   of
                    seventy-five percent (75%) of base compensation based on performance.

               (d) The award of 60,000 units in the 1999 Long-Term Incentive Plan (LTIP) continues to be valid as previously issued.

               (e) The Executive shall be entitled to the change-in-control provisions as stated in the stock option plans and the LTIP.

          2. Car: An appropriate car (BMW 740i Series or equivalent) will be provided for the Executive's use, which can be also used privately. The costs of the private use will be borne in the United States or Europe, except for the income tax thereon.

          3. Expenses: The Executive will be reimbursed by expense allowance or against receipts of expenses incurred in the course of his duties. This means that hotel and air travel (business class) costs will be reimbursed against receipts, and that other expenses will be covered by a daily expense allowance oriented to the tax authorities' guideline figures. Spousal travel with Executive is authorized, and Executive will be entitled to reimbursement against receipt of expenses incurred.

          4.   Country Club membership dues as approved by the Chairman/CEO.

          5. The Executive shall be entitled to one transfer of his household goods as per Company policy and may reside in the location which he chooses.

          6. The Executive shall be entitled, with the approval of the Chairman/CEO, to a housing allowance or the provision of suitable housing as his assignments require.

Sec. 5   Holidays

The Executive has annual recuperation holiday entitlement of twenty working days.

Sec. 6   Continuation of Salary in Case of Illness, Death or Disability

If the Executive is incapacitated for work due to illness or accident, then the remuneration of Sec. 4 will be continued for six months. After this period, he is covered by Voluntary LTD and Executive LTD wrap programs.

Death and disability, see separate insurance agreement.

Sec. 7   Health Insurance

The Executive is entitled to health insurance which covers him and his dependents outside the United States as a regular employee or as a consultant as outlined in Section 10.

Sec. 8     Pension

During the term of this contact, the Company will:

          1. Contribute annually to the Terex 401(k) Retirement Plan a Company match the maximum amount in accordance with the terms of the plan.

          2. Contribute to the PPM SA Retirement Plan on behalf of the Executive in the amount of $30,000 per year each January.

          3.   Contribute   annually   to   the   Terex   Corporation   Deferred
               Compensation Plan $75,000 in Terex Corporation common stock.

Sec. 9     Consulting Arrangement

Unless Executive's employment with the Company is terminated pursuant to Section 11(1), Executive may elect to continue as a consultant by giving the Company thirty days' notice (except termination for cause) on the terms set for in
Section 10 below.

Sec. 10    Terms of Retainer

The terms upon which Executive shall be retained by the Company as a consultant shall be as follows:

           1. For thirty-six (36) months following the date of notice to Company, the Executive shall provide services substantially similar to those provided by him immediately prior, for a total of twenty-six (26) weeks in each calendar year and governed by
                Section 1.3.

           2. In consideration of the Executive's consulting services, the Company shall pay him an amount equal to sixty percent (60%) of his Base Salary immediately prior. As a consultant, the
                Executive shall be entitled to receive and contribute to benefits that he currently participates in with the Company.

Sec. 11    Termination or Modification of the Contract

           1. This contract shall commence as of September 1, 1999 and shall continue for a five-year period of time (August 31, 2004). This contract may be terminated by either the Executive or the Company with a notice period of two years to the end of the year. This contract may also be terminated by the Company immediately upon notice for cause.

           2. The Executive may assign the contract to an entity that he controls as long as such assignment does not increase the cost of this agreement to the Company, provided (i) Executive shall continue perform the services and duties hereunder on behalf of the entity, and (ii) Executive shall continue to be personally obligated and bound by the terms of this contract.

Sec. 12    Concluding Provisions

If any provision or provisions of this contract are or become legally ineffective, then the parties undertake to agree a legally effective replacement provision or provisions which most nearly meet the business intention of the ineffective provision or provisions.


/s/ Ronald M. DeFeo                                           /s/ Filip Filipov
-------------------                                           -----------------
Ronald M. DeFeo                                               Filip Filipov
Chairman/CEO
Westport, CT